[Execution Copy]

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This Third Amendment to Amended and Restated Loan Agreement (this "Third Amendment") is entered into as of the 10th day of October, 2004, by and among **THREE D OIL CO. OF KILGORE, INC.**, a Texas corporation ("Borrower"), **UNITED FUEL & ENERGY CORPORATION**, a Texas corporation ("United" or a "Guarantor"), **THOMAS E. KELLY**, an individual residing in Midland County, Texas ("Kelly" or a "Guarantor") (United and Kelly are collectively referred to herein as "Guarantors"), and **FIRST AMERICAN BANK, SSB**, a state savings bank ("Lender").

RECITALS:

A. Borrower, Guarantors and Lender entered into that certain Amended and Restated Loan Agreement dated as of October 10, 2003, as amended by First Amendment to Amended and Restated Loan Agreement and Consent dated as of July 14, 2004, and by Second Amendment to Amended and Restated Loan Agreement and Consent dated August 6, 2004 (the "Loan Agreement").

B. Pursuant to the terms of the Loan Agreement, Borrower executed that certain Term Note dated October 10, 2003, in the original principal amount of $1,500,000, payable to the order of Lender (the "Term Note").

C. Borrower and Guarantors have requested that Lender extend the maturity date of the Term Note and amend certain other provisions of the Loan Agreement, which Lender has agreed to do subject to the terms and conditions contained herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, it is hereby agreed between Lender, Borrower and Guarantors as follows:

Agreement

1. Definitions. Except as otherwise expressly provided herein, all capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Amendments to Loan Agreement.

(a) The definition of the term "Applicable Rate" contained in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

> "Applicable Rate" means a rate per annum equal to the greater of (i) six percent (6.00%), or (ii) the Wall Street Journal Prime Rate, plus one percent (1.00%). The Applicable Rate shall be adjusted annually on the 10th day of October of each year prior to the Term Loan Maturity Date, each a "Rate Change Date", based on changes in the Wall Street Journal Prime Rate. The Applicable Rate shall in no event, however, exceed the Highest Lawful Rate.

(b) The definition of the term "Term Loan Maturity Date" contained in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

> "Term Loan Maturity Date" means October 10, 2009.

(c) Section 2.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

> 2.2 Interest Rate; Principal and Interest Payments. Borrower agrees to pay interest on the Term Note calculated on the basis of the actual days elapsed and a year consisting of 360 days with respect to the unpaid principal amount of the Term Note until maturity (whether by acceleration or otherwise). The unpaid principal balance of the Term Note shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate, or (ii) the Applicable Rate, adjusted annually as provided herein. Subject to the provisions of this Agreement and the Term Note (x) commencing on November 10, 2004, and continuing on the 10th day of each month thereafter prior to the Term Loan Maturity Date or a change in the Applicable Rate, principal and interest on the Term Note shall be due and payable in equal monthly installments of $13,946.68 each, (y) on the 10th day of each month following each Rate Change Date and continuing on the 10th day of each month thereafter prior to the Term Loan Maturity Date or the date of a subsequent change in the Applicable Rate, principal and interest on the Term Note shall be due and payable in an amount that would be sufficient to repay the unpaid principal balance of the Term Note on such Rate Change Date, and accrued interest thereon, in full in substantially equal payments based on the Applicable Rate on or before January 10, 2017, and (z) on the Term Loan Maturity Date the entire unpaid balance of principal and accrued interest on the Term Note shall be due and payable in full. Past due principal on the Term Note and, to the extent permitted by law, past due interest on the Term Note, shall bear

interest, payable on demand, at a rate per annum equal to the Highest Lawful Rate.

(d) Section 7.2 of the Loan Agreement is hereby amended in its entirety to read as follows:

7.2 Indebtedness. Borrower will not create, assume, incur or have outstanding, or in any manner become or be liable directly or indirectly (whether by way of guaranty or otherwise) in respect of, any indebtedness for borrowed money or the purchase price of any property (including direct, indirect and capitalized leases), excluding, however, from the operation of this section:

(a) the Term Note:

(b) indebtedness of Borrower to CIT pursuant to the CIT Financing Agreement, not to exceed the aggregate principal amount of $35,000,000 at any time outstanding;

(c) the obligations of Borrower to Sterling Bank pursuant to that certain Continuing Guaranty dated October 29, 2004, executed by Borrower in favor of Sterling Bank; and

(d) accounts payable for services furnished and for the purchase price of materials and supplies acquired in the ordinary course of their business, not more than forty-five (45) days from the date of invoice.

3. Conditions Precedent. The effectiveness of this Third Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a) Borrower and Guarantors shall have executed and delivered to Lender this Third Amendment and all other required documents, all in form and substance satisfactory to Lender;

(b) CIT shall have waived its right under Section 14 of the Intercreditor Agreement to receive a copy of this Third Amendment at least ten (10) days prior to the execution thereof;

(c) the Boards of Directors of Borrower and United shall have approved the execution, delivery and performance of this Third Amendment and all other required documents by resolutions satisfactory to Lender and its counsel, and appropriate certificates as to such actions, showing the parties authorized to execute the same and all items required herein, shall have been delivered to Lender;

(d) all requirements necessary to maintain Lender's perfection of each Bank Lien and the continuing effectiveness of Lender's Mortgagee Title Insurance Policy covering the real estate Collateral shall have been accomplished or arrangements made therefor to the satisfaction of Lender and its counsel;

(e) the CIT Financing Agreement, as amended by Agreement dated August 6, 2004, and by September 2004 Extension of Financing Agreement dated September 30, 2004, shall have been amended and/or extended on terms acceptable to Lender, and Lender shall have been provided with copies of all documents executed in connection with such amendment and/or extension;

(f) Eddins-Walcher and Guarantors shall have refinanced their indebtedness with Washington Mutual Bank on terms acceptable to Lender, and Lender shall have been provided with copies of all documents executed in connection with such refinancing; and

(g) Borrower shall have paid to Lender a loan origination fee in the amount of $14,450.59.

4. Representations. As an inducement to Lender to enter into this Third Amendment, Borrower and Guarantors jointly and severally represent and warrant to Lender that (i) the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, (ii) neither Borrower nor Guarantors have breached any of the covenants contained in the Loan Agreement or the other Loan Papers (except as may have been waived in writing by Lender), and (iii) no Event of Default now exists, nor does there exist any condition or event which, with notice and/or lapse of time, would constitute an Event of Default.

5. No Waiver. Neither the execution by Lender of this Third Amendment nor anything contained herein shall in anywise be construed or operate as a waiver by Lender of any Event of Default (whether now existing or that may occur hereafter) or any of Lender's rights under the Loan Agreement, as hereby amended, or under any of the other Loan Papers.

6. Ratification. Except as provided herein, all terms and provisions of the Loan Agreement shall remain unchanged. Borrower and Guarantors hereby ratify, affirm and reaffirm all of the terms and provisions of the Loan Agreement as amended hereby, of the Term Note, of the Guaranties, of the Security Documents and of the other Loan Papers, in each case to the extent such party is a party thereto.

7. Governing Law. This Third Amendment is being executed and delivered, and is intended to be performed, in the State of Texas, and the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Third Amendment and all other documents and instruments referred to herein, unless otherwise specified therein.

8. Final Agreement. THIS WRITTEN AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9. Counterparts. This Third Amendment may be executed in any number of separate counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

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EXECUTED effective as of the date first above written.

BORROWERS: THREE D OIL CO. OF KILGORE, INC.

By: ______________________
Bobby W. Page
Vice President and Chief Financial Officer

GUARANTORS:

____
THOMAS E. KELLY

UNITED FUEL & ENERGY CORPORATION

By: ______________________
Bobby W. Page
Vice President and Chief Financial Officer

LENDER: FIRST AMERICAN BANK, SSB

By: ______________________
Frank K. Stowers
Executive Vice President